                                                                                                   COMPUTATION OF RATIO OF                                     EXHIBIT 12
                                                                                                  EARNINGS TO FIXED CHARGES
                                                                                                           UNAUDITED

                                                                                                  Fiscal Year Ended September 30
                                                       -----------------------------------------------------------------------------------------------------

                                                               2003                  2002                 2001                 2000              1999
                                                       -----------------------------------------------------------------------------------------------------

EARNINGS:

Income Before Cumulative Effect of Changes in
 Accounting                                                         $187,836             $117,682             $ 65,499             $127,207        $115,037
  Plus Minority Interest in Foreign Subsidiaries                         785                  730                1,342                1,384           1,616
  Plus Income Tax Expense                                            128,161               72,034               37,106               77,068          64,829
  Less Investment Tax Credit (1)                                        (693)                (702)                (353)              (1,051)           (729)
  (Less) Plus (Income) Loss from Unconsolidated
   Subsidiaries (3)                                                     (535)              14,943               (1,794)              (1,669)           (999)
  Plus Distributions from Unconsolidated Subsidiaries                  1,238                  585                  595                  229             -
  Plus Interest Expense on Long-Term Debt                             92,766               90,543               81,851               67,195          65,402
  Plus Other Interest Expense                                         12,290               15,109               25,294               32,890          22,296
  Less Amortization of Loss on Reacquired Debt                        (2,078)              (1,927)              (1,927)              (1,979)         (1,839)
  Plus (Less) Allowance for Borrowed Funds Used
   In Construction                                                      (102)                 446                  438                  424             303
  Plus Rentals (2)                                                     4,573                4,906                4,893                4,561           4,281
                                                       -----------------------------------------------------------------------------------------------------

                                                                    $424,241             $314,349             $212,944             $306,259        $270,197
                                                       =====================================================================================================

FIXED CHARGES:

Interest & Amortization of Premium and
 Discount of Funded Debt                                            $ 92,766             $ 90,543             $ 81,851             $ 67,195        $ 65,402
  Plus Other Interest Expense                                         12,290               15,109               25,294               32,890          22,296
  Less Amortization of Loss on Reacquired Debt                        (2,078)              (1,927)              (1,927)              (1,979)         (1,839)
  Plus (Less) Allowance for Borrowed Funds Used
   in Construction                                                      (102)                 446                  438                  424             303
  Plus Rentals (2)                                                     4,573                4,906                4,893                4,561           4,281
                                                       -----------------------------------------------------------------------------------------------------

                                                                    $107,449             $109,077             $110,549             $103,091        $ 90,443
                                                       =====================================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                                      3.95                 2.88                 1.93                 2.97            2.99

   (1) Investment Tax Credit is included in Other Income.
   (2) Rentals shown above represent the portion of all rentals (other than delay rentals) deemed representative of the interest factor.
   (3) Fiscal 2002 includes the Impairment of Investment in Partnership of $15,167.